SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ------------------------------

        Date of Report (Date of earliest event reported): October 6, 2004

                         GALAXY NUTRITIONAL FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                         0-16251               25-1391475
(State or other jurisdiction      (Commission File Number)   (IRS Employer
     of incorporation)                                      Identification No.)

          2441 Viscount Row
           Orlando, Florida                                 32809
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)

SECTION 3 SECURITIES AND TRADING MARKET

ITEM 3.02 UNREGISTERED SALES OF EQUITY

On October 6, 2004, the Company completed a private placement of its Common Stock, $.01 par value, issuing a total of 2 million shares to Mr. Fred DeLuca (an existing shareholder of the Company) for aggregate gross proceeds to the Company of $2,300,000. The purchase price of the shares was $1.15 per share. Mr. DeLuca also received a Warrant to purchase up to 500,000 shares of Common Stock of the Company at the same purchase price per share for a period of five (5) years. The closing sale price of the Common Stock on the AMEX Stock Exchange on May 29, 2003 was $1.30. The shares are restricted securities that have not been registered under the Act and may not be offered or sold in the United States absent registration or applicable exemptions and registration requirements. The Company has undertaken the obligation to file a registration statement with the Securities and Exchange Commission within 180 days of closing to register the shares issued in the private placement and to include the shares underlying the warrants described herein.

A substantial portion of the proceeds generated from the private placement were used to redeem the remaining 30,316 shares of the Company's Series A Preferred Stock as further described below.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Also on October 6, 2004, the Company's Preferred Shareholders (BH Capital Investments, LP and Excalibur Limited Partnership) converted 10,278 Series A Preferred Shares into approximately 600,000 shares of common stock. Simultaneously, the remaining 30,316 Series A Preferred Shares held by the Preferred Shareholders were acquired by the Company for a total price of $2,279,688. The entire class of Series A Preferred Stock of the Company has now been cancelled. As part of the transaction, the former Preferred Shareholders also received Warrants to purchase up to 500,000 shares of common stock at a purchase price of $2.00 per share for a period of five (5) years.

On October 7, 2004, the Company issued a press release disclosing the sale of the shares and the conversion and redemption of the Series A Preferred Stock. A copy of the press release is attached hereto as an exhibit.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 4.18 Securities Purchase Agreement dated as of October 6, 2004 between Galaxy Nutritional Foods, Inc. and Frederick A. DeLuca (Filed herewith.)

      Exhibit 4.19 Registration Rights Agreement dated as of October 6, 2004 between Galaxy Nutritional Foods, Inc. and Frederick A. DeLuca (Filed herewith.)

      Exhibit 4.20 Warrant to Purchase Securities of Galaxy Nutritional Foods, Inc. dated as of October 6, 2004 in favor of Frederick A. DeLuca (Filed herewith.)

      Exhibit 4.21 Stock Repurchase Agreement dated as of October 6, 2004 by and among Galaxy Nutritional Foods, Inc., BH Capital Investments L.P. and Excalibur Limited Partnership (Filed herewith.)

      Exhibit 4.22 Registration Rights Agreement dated as of October 6, 2004 by and among Galaxy Nutritional Foods, Inc., BH Capital Investments L.P. and Excalibur Limited Partnership (Filed herewith.)

      Exhibit 4.23 Warrant to Purchase Securities of Galaxy Nutritional Foods, Inc. dated as of October 6, 2004 in favor of BH Capital Investments L.P. (Filed herewith.)

      Exhibit 4.24 Warrant to Purchase Securities of Galaxy Nutritional Foods, Inc. dated as of October 6, 2004 in favor of Excalibur Limited Partnership (Filed herewith.)

      Exhibit 99.1 Press Release issued by the Company on October 7, 2004 (Filed herewith.)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GALAXY NUTRITIONAL FOODS, INC.

October 8, 2004                        By: /s/ Salvatore Furnari
                                          --------------------------------------

                                       Name: Salvatore Furnari
                                             -----------------------------------

                                       Title: Chief Financial Officer
                                              ----------------------------------